UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 8, 2007

Inter Parfums, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-16469 Commission File Number	13-3275609 (I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated August 8, 2007, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed pursuant to this Item 2.02. They are as follows:

• The 1st, 2nd, 3rd and portions of the 4th paragraph, all relating to income and expense for the second quarter and the six months ended June 30, 2007

• Certain portions of the 6th paragraph relating to net sales of European operations

• The 10th paragraph relating to balance sheet information

• The 13th paragraph relating to the conference call to be held on August 9, 2007

• The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated August 8, 2007, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

• Certain portions of the 4th paragraph relating to proposed product rollout and launches of United States operations

• The 5th paragraph relating to proposed product launches of United States operations

• Certain portions of the 6th paragraph relating to proposed product launches of European operations

• The 7th paragraph relating to Nickel and Lanvin

• The 8th paragraph relating to proposed product launches of European perations

• The 9th paragraph relating to anticpated seasonality and related matters

• The 11th paragraph relating to 2007 guidance and related matters

• The 15th paragraph relating to forward looking information.

• The balance of such press release not otherwise incorporated by reference in Item 2.02 or Item 8.01

Item 8.01. Other Events.

Certain portions of our press release dated August 8, 2007, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed pursuant to this Item 8.01. They are as follows:

• The 12th paragraph relating to payment of quarterly dividends

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated August 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Inter Parfums, Inc.

Dated: August 8, 2007	By:	/s/ Russell Greenberg
Title: Russell Greenberg, Executive Vice President